UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2025
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois		60077
(Address of principal executive offices)		(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, on April 1, 2021, LanzaTech Global, Inc. (the “Company”), LanzaJet, Inc. (“LanzaJet”), British Airways PLC (“British Airways”), Mitsui & Co., Ltd. (“Mitsui”), Shell Ventures LLC (“Shell”) and Suncor Energy Inc. (“Suncor”) (collectively, the “LanzaJet Investment Parties”) entered into an Amended and Restated Investment Agreement (the “LanzaJet Investment Agreement”), and an Amended and Restated Stockholders’ Agreement (the “LanzaJet Stockholders’ Agreement”). The Company and LanzaJet also entered into an Intellectual Property and Technology License Agreement on May 28, 2020 (the “LanzaJet License Agreement”), which was executed in connection with the original, pre-restatement versions of the LanzaJet Investment Agreement and the LanzaJet Stockholders’ Agreement. Collectively, the LanzaJet Investment Agreement, the LanzaJet Stockholders’ Agreement, and the LanzaJet License Agreement are referred to herein as the LanzaJet Agreements. The LanzaJet Agreements were entered into in order to facilitate the production of sustainable aviation fuel by designing, constructing and operating a demonstration facility located at the LanzaTech Freedom Pines Biorefinery in Soperton, Georgia (the “demonstration facility”) and to determine the feasibility of developing additional potential facilities for commercial scale production of fuel.

Under the LanzaJet Investment Agreement, the Company received shares of common stock of LanzaJet (“LanzaJet shares”) in exchange for a technology license (the “Battelle License”) granted pursuant to the LanzaJet License Agreement. Additionally, LanzaJet agreed to issue to the Company three tranches of 15,000,000 additional LanzaJet shares following the closing of the first three investments to special purpose project development entities for funding the development and operation of commercial facilities by Mitsui, Shell, British Airways and/or Suncor (the “SPE Investment Condition”). On June 18, 2024, LanzaJet issued to LanzaTech the first additional tranche of 15,000,000 LanzaJet shares.

On October 16, 2025 (the “A&R Date”), the LanzaJet Investment Parties entered into a Second Amended and Restated Investment Agreement (the “Second A&R LanzaJet Investment Agreement”), which amends and restates the provisions of the LanzaJet Investment Agreement, a Second Amended and Restated Stockholders’ Agreement (the “Second A&R LanzaJet Stockholders’ Agreement”), which amends and restates the provisions of the LanzaJet Stockholders’ Agreement, and an amendment to the LanzaJet License Agreement (the “LanzaJet License Agreement Amendment” and, together with the Second A&R LanzaJet Investment Agreement and Second A&R LanzaJet Stockholders’ Agreement, the “LanzaJet Amendments”) to update the structure of the LanzaJet Agreements and to reflect other changes agreed to by the LanzaJet Investment Parties.

Among other changes, the Second A&R LanzaJet Investment Agreement eliminates the SPE Investment Condition and provides that LanzaJet will issue to the Company (1) a second tranche of 15,000,000 LanzaJet shares on a date promptly following the execution of the Second A&R LanzaJet Investment Agreement and (2) a third tranche of 15,000,000 LanzaJet shares no later than December 31, 2025, provided that, if the demonstration facility has not achieved a certain development milestone by each such date, LanzaJet will instead issue the applicable additional tranche of LanzaJet shares promptly following the achievement of such development milestone. Additionally, if LanzaJet undertakes a sale or initial public offering prior to the issuance of the second and third tranches of LanzaJet shares to the Company, and the Company does not hold at least fifty percent (50%) of LanzaJet’s outstanding common stock immediately prior to the completion of such sale or initial public offering, LanzaJet will issue LanzaJet shares to the Company for no additional payment such that the Company will hold at least fifty percent (50%) of LanzaJet’s outstanding common stock immediately prior to the completion of such sale or initial public offering.

The Second A&R LanzaJet Investment Agreement also provides any LanzaJet Investment Party that has made a loan or other extension of credit to LanzaJet’s subsidiary, Freedom Pines Fuels LLC, the right, exercisable at any time and from time to time, to elect to convert all or any portion of the outstanding principal and accrued but unpaid interest of such loan into a number of LanzaJet shares equal to the amount of the loan (principal and, at the lender’s option, accrued interest) being converted, divided by a conversion price equal to the fair market value of a share of LanzaJet common stock as determined in good faith by a majority of disinterested directors of the board of directors of LanzaJet.

The LanzaJet License Agreement Amendment removes restrictions on the licensing of LanzaJet technology to third party sublicensees prior to satisfaction of the SPE Investment Condition, makes conforming changes reflecting the Second A&R LanzaJet Investment Agreement and effects other agreed modifications. The LanzaJet License Agreement Amendment also eliminates the Company’s right to terminate the LanzaJet License Agreement if certain commercial facility development milestones have not been met by December 31, 2025. Additionally, the Company committed to using commercially reasonable efforts to promptly assign the Battelle License to LanzaJet.

The Second A&R LanzaJet Stockholders’ Agreement makes conforming changes to reflect the Second A&R LanzaJet Investment Agreement and effects other changes agreed to by the LanzaJet Investment Parties.

The foregoing summaries of the LanzaJet Amendments do not purport to be complete and are qualified in their entirety by the full text thereof, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30,

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: October 22, 2025	By:	/s/ Maryann Maas
	Name:	Maryann Maas
	Title:	Interim General Counsel
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